UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2014

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive Stony Brook, New York 11790 (Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2014, the Board of Directors of Applied DNA Sciences, Inc. (the “Company”) elected Joseph D. Ceccoli as a new member of the Company’s Board of Directors.

Since 2010, Mr. Ceccoli has been the Founder, President and CEO of Biocogent, LLC, a bioscience company located at the Stony Brook Long Island High Technology Incubator. Biocogent is focused on the invention, development and commercialization of skin-active molecules and treatment products used in regulated (OTC / Med-care), personal care and consumer products. Prior to starting Biocogent, Mr. Ceccoli was Global Director of Operations for BASF Corporation, a global Fortune 100 company and the world’s largest global chemical company, where he was responsible for the integration, operations and growth of domestic and overseas business units from 2007 to 2008. Prior to BASF, Mr. Ceccoli was a General Manager for Engelhard Corporation, a US based Fortune 500 company and chief operating officer of the Long Island based Collaborative Group from 2004 to 2007.

Mr. Ceccoli holds a Bachelor of Science Degree in Biotechnology from Rochester Institute of Technology and advanced professional training in various pharmaceutical sciences, emulsion chemistry, engineering and management disciplines. He is a member of numerous professional organizations such as the American Chemical Society and the Society of Cosmetic Chemists.

As has been the policy with other non-employee directors, Mr. Ceccoli will be granted annually a five year stock option, fully vested after one year, to purchase a number of shares of common stock having a fair value of $60,000 as determined using the Black Scholes value or as determined by the Compensation Committee of the Board. In addition, Mr. Ceccoli will be a party to the Company’s standard form of indemnification agreement.

There is no understanding or arrangement between Mr. Ceccoli and any other person or persons with respect to his election as director and there are no family relationships between Mr. Ceccoli and any other director or executive officer or person nominated or chosen to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Ceccoli or any member of his immediate family had, or will have, a direct or indirect material interest.

A copy of the press release issued by the Company on December 9, 2014 related to Mr. Ceccoli’s election to the Board is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

   (d) Exhibits

99.1	Press Release dated December 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2014	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 9, 2014.